UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

(b) As previously reported on Form 8-K, on August 16, 2021, Nasdaq Regulation notified Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) that the bid price of Reed’s common stock closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2). Therefore, in accordance with Listing Rule 5810(c)(3)(A), Reed’s was provided 180 calendar days, or until February 14, 2022, to regain compliance with the Rule. Subsequently, February 15, 2022, the company was provided an additional 180 calendar day compliance period, or until August 15, 2022, to demonstrate compliance.

Reed’s received a determination letter on August 16, 2022 from Nasdaq Regulation stating that Reed’s has not regained compliance with Listing Rule 5550(a)(2). Accordingly, Reed’s common stock will be delisted from the Nasdaq Capital Market and trading of the company’s common stock will be suspended at the opening of business on August 25, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the company’s securities from listing and registration on The Nasdaq Stock Market, which will remove the company’s securities from listing and registration on The Nasdaq Stock Market, unless Reed’s requests an appeal of this determination no later than 4:00 p.m. Eastern Time on August 23, 2022.

Additionally, companies listed on the Nasdaq Capital Market are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Company’s Form 10-Q for the period ended June 30, 2022, reported a stockholders’ deficit of $419,000, and as of August 16, 2022, the company does not meet the alternatives of market value of listed securities or net income from continuing operations, the company no longer complies with Nasdaq Listing Rule 5550(b)(1). As a result, and pursuant to Listing Rule 5810(c)(2)(A), this deficiency serves as a separate and additional basis for delisting.

The company intends to appeal Nasdaq’s determination to a hearings panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision.

The company is diligently working to satisfy Nasdaq’s requirements in a timely manner. However, there can be no assurances that the company will be able to satisfy Nasdaq’s requirements.

FORWARD LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained herein are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” or the negative of those words and other comparable words. You should be aware that those statements reflect only the predictions of Reed’s, Inc.’s management. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind not to place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements contained in this statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements prior to the hearing date or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: August 22, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer